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                                                                   Exhibit 23.1


                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 28, 1999 included in Marriott International Inc.'s Form 10-K for the year ended
January 1, 1999 and to all references to our Firm included in this registration statement.


                                           Arthur Andersen LLP


Vienna, VA
March 25, 1999